EXHIBIT 10.2

                               EMPLOYMENT CONTRACT


THIS EMPLOYMENT CONTRACT is made on the 1ST DAY OF JULY, 2005.

BETWEEN:

WEALTHCRAFT SYSTEMS LIMITED ("Employer")

AND:

CURTIS CORNELIUS HULLEMAN ("Employee")


WHEREAS

A. The Employer offers to employ the Employee in the position of DIRECTOR OF PRODUCTS DEVELOPMENT.


B.       The Employee has agreed to serve in that position.


Therefore the parties agree as follows:

1.       POSITION

         The Employer shall employ the Employee and the Employee shall serve the Employer in the position set out above on the terms and conditions set out in this Agreement.

2.       COMMENCEMENT

         The Employee shall commence his/her employment with the Employer on 1ST JULY, 2005.

3.       PROBATIONARY PERIOD

         There shall be a Probationary Period of 3 MONTHS for the Employee. During this period, the following terms shall apply:

         (a) The Employer may terminate this Agreement upon 5 working day's notice or payment in lieu of notice;

         (b) The Employee may terminate this Agreement upon 5 working day's notice or payment in lieu of notice; and

         (c)   the Employee shall not be entitled to any paid leave.

4.       DUTIES AND RESPONSIBILITIES

         The Employee shall perform his/her duties and responsibilities diligently and efficiently. The Employee shall carry out all reasonable instructions provided from time to time by the Employer. The duties shall include without limitation:

         (a) The Employee shall devote his/her full time, attention, skill and ability to the discharge of his/her duties, and shall use his/her best efforts to promote and protect the interests of the Employer.

         (b) The Employee shall not, during the term of his/her employment, engage in any activity that in the opinion of the Employer, is contrary to, detracts from, or is not in the best interests of the business of the Employer.

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         (c)   The  Employee   shall  comply  with  all  reasonable  and  lawful
               instructions that may be given by the Employer from time to time and shall at all times give to the Employer all such information and assistance as it may require in connection with its business.

         (d) The Employee shall not, without the prior written approval of the Employer, disclose to any person, firm, association or corporation other than the directors, officers or employees of the Employer, the private or business affairs of the Employer or its affiliated companies, or any other information of a private or confidential nature concerning the Employer or its affiliated companies, which, by virtue of his/her position or otherwise, the Employee may obtain during the term of his/her employment under this Agreement.

5.       REMUNERATION

         The Employee shall be paid as follows:

         (a) The Employer shall pay the Employee a gross monthly salary of HK$25,000. In addition, the Employee shall be entitled to the Employers' contribution to the Employee's Mandatory Provident Fund (MPF). The Employee shall receive his/her net pay on the LAST DAY OF EACH MONTH after deduction for MPF or any other applicable deductions;

         (b) Payment of performance bonuses, variable bonuses or any other bonuses shall be at the sole discretion of the Employer; and

         (c)   Approved business expenses shall be reimbursed.

6.       LEAVE AND PUBLIC HOLIDAYS

         The Employee shall be entitled to FIFTEEN (15) days of annual leave excluding public holidays. The Employer shall approve the taking of all annual leave. Any unused leave at the end of the calendar year shall be forfeited with no cash compensation.

7.       TERMINATION OF THE AGREEMENT

         (a) The Employer may terminate this Agreement by providing to the Employee ONE (1) MONTH written notice or salary in lieu thereof.

         (b) The Employee may terminate this Agreement by providing to the Employer ONE (1) MONTH written notice or salary in lieu thereof.

         (c) Notwithstanding anything contained in this Agreement, the Employer may terminate this Agreement at any time without notice or any remuneration in lieu if the Employee is in breach of the terms of this Agreement. Such breaches shall include but not be limited to dishonesty, wilful neglect of duty, breach of fiduciary duties or duties of fidelity to the Employer, and any omission or act that at law justifies an employer in dismissing an employee without notice.

         (d) Upon the termination of this Agreement the Employee will return to the Employer, without having made a copy, all business records, correspondence, files, technical data, and other documents or materials belonging to or supplied by the Employer, its customers, agents or suppliers.

         (e) The Employee agrees that upon termination of this Agreement, he/she shall not directly or indirectly attempt to solicit any of the Employer's employees or customers to leave the Employer for any reason.

8.       CONFIDENTIALITY

8.1 The Employee undertakes to the Company that he/she shall not at any time during his/her employment with the Company or thereafter (i) disclose any trade secrets or other information of a confidential

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         nature  relating to the Company or any related  company or the business of any of them or in respect of which the Company or any related company owes any duty of confidentiality to any third party or (ii) use any such trade secret or other information for his/her own benefit or that of any third party.

8.2 The provisions of sub-clause 8.2 shall not prevent the Employee making any disclosure if the same is necessary for the proper performance of his/her duties or is required by any law.

8.3 The Employee undertakes to the Company that he/she shall, at any time upon request by the Company and in any event upon termination of his/her employment with the Company, return to the Company all documents, samples and other items which belong to the Company or which contain or refer to any confidential information and which are then in the Employee's possession or under his/her control and delete any confidential confirmation from any computer or other electronic device belonging to or used by the Employee on which any such information may be stored.

9.       ENTIRE AGREEMENT

         The parties hereto acknowledge that this Agreement constitutes the entire Agreement between them and that such Agreement supersedes any previous oral or written agreements between them that deal with the same subject matter.

10.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong SAR. Both parties submit to the jurisdiction of the Courts of the Hong Kong SAR.

IN WITNESS WHEREOF, the parties execute this Agreement on _______________.



EMPLOYER



Authorised Signatory:      _____________________

Name:  Kelly J. Tallas

Position:  Chief Executive Officer





EMPLOYEE



_________________

Curtis Cornelius Hulleman

_________________


HK ID Number


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